UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-33488	20-8995389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On June 11, 2009, Marshall & Ilsley Corporation (the “Corporation”) entered into an Underwriting Agreement (the “Agreement”) with Morgan Stanley & Co. Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Corporation agreed to issue and sell 87,000,000 shares of its common stock, $1.00 par value per share (the “Common Stock”), at a public offering price of $5.75 per share in an underwritten public offering (the “Offering”).  As part of the Offering, the Corporation has granted the Underwriters a 30-day option to purchase an additional 13,000,000 shares of Common Stock.

The Offering is being made under the Corporation’s Shelf Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-147162), filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2007, including the base prospectus included therein and a final prospectus supplement filed with the SEC on June 12, 2009 (the “Prospectus Supplement”).

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Registration Statement and are incorporated therein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated June 11, 2009, among Marshall & Ilsley Corporation and Morgan Stanley & Co. Incorporated and Barclay Capital Inc., as representatives of the several underwriters named therein

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2009	MARSHALL & ILSLEY CORPORATION

By: /s/ Gregory A. Smith
Gregory A. Smith Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated June 11, 2009, among Marshall & Ilsley Corporation and Morgan Stanley & Co. Incorporated and Barclay Capital Inc., as representatives of the several underwriters named therein

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)